EXHIBIT 99.1

BlackLine Announces Fourth Quarter and Full Year Financial Results

LOS ANGELES, Calif., Feb. 11, 2021 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the fourth quarter and full-year ended December 31, 2020.

Marc Huffman, CEO, commented, “I am incredibly proud of what BlackLine has been able to accomplish in 2020 as we continued to drive growth, scale the business, and expand our strong leadership position. In these difficult times we remain true to our founding principles to serve our customers which has strengthened our relationships and driven expansion of existing accounts. Our initiatives to support our customers, invest in key areas, and bring our expertise to market drove another quarter of strong results. The value we bring to market is resonating now more than ever with CFOs and Controllers who are looking to modernize their accounting processes and we believe our commitment to customer success will continue to serve as a differentiator for BlackLine.”

Fourth Quarter 2020 Financial Highlights

  Total GAAP revenues of $95.7 million for the fourth quarter of 2020, an increase of 19% compared to the fourth quarter of 2019.
  GAAP net loss attributable to BlackLine of $17.0 million, or $0.30 per share, on 57.5 million weighted average shares outstanding, which compares to a GAAP net loss attributable to BlackLine of $9.2 million in the fourth quarter of 2019.
  Non-GAAP net income attributable to BlackLine of $13.1 million, or $0.21 per share, on 62.0 million diluted weighted average shares outstanding. This compares with non-GAAP net income attributable to BlackLine of $8.0 million in the fourth quarter of 2019.

Full Year 2020 Financial Highlights

  Total GAAP revenues of $351.7 million, an increase of 22% compared to 2019.
  GAAP net loss attributable to BlackLine of $46.9 million, or $0.83 per share, on 56.8 million weighted average shares outstanding.
  Non-GAAP net income attributable to BlackLine of $46.1 million, or $0.76 per share, on 60.8 million diluted weighted average shares outstanding.
  Operating cash flow of $54.7 million, compared to $29.7 million in 2019.
  Free cash flow of $34.7 million, compared to $19.6 million in 2019.

Fourth Quarter Key Metrics and Recent Business Highlights

  Added 207 net new customers in the fourth quarter for a total of 3,433 customers at December 31, 2020.
  Expanded the company’s user base to 291,873 at December 31, 2020.
  Achieved a dollar-based net revenue retention rate of 106% at December 31, 2020.
  Acquired Rimilia to add AI-powered accounts receivable automation and increase total addressable market.
  Unveiled new order-to-cash and account analysis products and enhanced platform functionality at annual user conference.
  Awarded first place across all financial close categories (Customer Support, Usability and Feature Set) in the ‘Best of Finance Software 2021 Awards’ by TrustRadius.
  Recognized by The Stevie International Business Awards for ‘Most Valuable Corporate Response’ and ‘Most Valuable Technical Innovation’ for BlackLine’s response throughout the pandemic.
  Recognized by the CEO World Awards in the category of ‘Company Work-From-Home Implementation of the Year’.
  Announced that Therese Tucker was named a ‘Top Woman Leader in SaaS’ by The Software Report.
  Promoted Mark Woodhams to chief revenue officer.

The financial results included in this press release are preliminary and pending final review. Financial results will not be final until BlackLine files its Annual Report on Form 10-K for the period. Information about BlackLine’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

Financial Outlook

First Quarter 2021

  Total GAAP revenue is expected to be in the range of $95.5 million to $96.5 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $2.5 million to $3.5 million, or $0.04 to $0.06 per share on 62.3 million diluted weighted average shares outstanding.

Full Year 2021

  Total GAAP revenue is expected to be in the range of $410 million to $415 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $24 million to $26 million, or $0.38 to $0.41 per share on 62.7 million diluted weighted average shares outstanding.

Guidance for non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share does not include the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of acquired intangible assets, stock-based compensation, the amortization of debt discount and issuance costs, the change in fair value of contingent consideration, acquisition-related costs, legal settlement gains, and the adjustment to the value of the redeemable non-controlling interest to the redemption amount. Reconciliations of non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share guidance to the most directly comparable U.S. GAAP measures, or net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share. The company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share.

Quarterly Conference Call

BlackLine, Inc. will hold a conference call to discuss its fourth quarter results at 2:00 p.m. Pacific time on Thursday, February 11, 2021. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. The call can also be accessed domestically at (844) 229-7595 and internationally at (314) 888-4260, passcode 6391051. A telephonic replay will be available through Thursday, February 18, 2021 at (855) 859-2056 or (404) 537-3406, passcode 6391051. A replay of the webcast will be available at https://investors.blackline.com/ for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

Companies come to BlackLine, Inc. (Nasdaq: BL) because their traditional manual accounting processes are not sustainable. BlackLine’s cloud-based solutions and market-leading customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions to manage and automate financial close, accounts receivable and intercompany accounting processes, helping large enterprises and midsize companies across all industries do accounting work better, faster and with more control.

More than 3,400 customers trust BlackLine to help them close faster with complete and accurate results. The company is the pioneer of the financial close market and recognized as the leader by customers at leading end-user review sites including Gartner Peer Insights, G2 and TrustRadius. Based in Los Angeles, BlackLine also has regional headquarters in London, Singapore, and Sydney. For more information, please visit blackline.com

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the first quarter and full year of 2021, our expectations for our business, including the demand environment, BlackLine’s addressable market, market position and pipeline, the impact of the COVID-19 pandemic on our business, our market and our industry, and our expectations regarding our acquisition of Rimilia, including the market opportunity and Rimilia’s contribution to our business and financial results.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements. These risks and uncertainties include, but are not limited to risks related to the company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the company’s ability to manage growth and scale effectively, including additional headcount and entry into new geographies; the company’s ability to provide successful enhancements, new features and modifications to its software solutions; the company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the company’s security measures; a disruption in the company’s hosting network infrastructure; costs and reputational harm that could result from defects in the company’s solution; the loss of any key employees; the impact of the COVID-19 pandemic and related measures taken by governments and private industry; continued strong demand for the company’s software in the United States, Europe, Asia Pacific and Latin America; the company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the company’s customer base that is comprised of enterprise or mid-sized organizations; the company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the company’s intellectual property; the company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable and uncertain macro and regional economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the Securities and Exchange Commission on November 9, 2020. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2020. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. All of the information in this press release is subject to completion of our quarterly review process.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on February 11, 2021 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP income (loss) from operations, (iv) non-GAAP net income (loss) and non-GAAP net income (loss) per share, (v) and free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenues adjusted for the amortization of acquired developed technology and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Operating Expenses. Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense. Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of acquired intangibles and stock-based compensation. Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation. Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of acquired intangibles, stock-based compensation, the change in fair value of contingent consideration, acquisition-related costs, and legal settlement gains. BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for the amortization of intangible assets, stock-based compensation, the change in fair value of contingent consideration, acquisition-related costs, and legal settlement gains. The company believes that presenting non-GAAP income (loss) from operations is useful to investors as it eliminates the impact of items that have been impacted by the company’s acquisitions and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Income (Loss) attributable to BlackLine. Non-GAAP net income (loss) is defined as GAAP net income (loss) adjusted for the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of intangible assets, stock-based compensation, the amortization of debt discount and issuance costs from our convertibles notes, the change in the fair value of contingent consideration, acquisition-related costs, legal settlement gains, and the adjustment to the value of the redeemable non-controlling interest to the redemption amount. Non-GAAP diluted net income (loss) per common share includes the adjustment for shares resulting from the elimination of stock-based compensation.  The company believes that presenting non-GAAP net income (loss) is useful to investors as it eliminates the impact of items that have been impacted by the company’s acquisitions and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by operating activities less cash flows used to purchase property and equipment, capitalized software development, and intangible assets. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the company’s liquidity used by management to evaluate the amount of cash generated by the company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on February 11, 2021 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions. These operating metrics exclude the impact of Runbook licensed customers and users as these customers did not have an active subscription agreement with BlackLine as of December 31, 2020.

Dollar-based Net Revenue Retention Rate. Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period. Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement. BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as an entity with an active subscription agreement as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer. BlackLine believes that its ability to expand its customer base is an indicator of the company’s market penetration and the growth of its business.

Number of Users. Historically, BlackLine’s products were priced based on the number of users of its platform. Over time, the company has begun to sell an increasing number of non-user based products with fixed or transaction-based pricing. For this reason, we believe the growth in the number of total users is less correlated to the growth of the business overall.

Media Contact:
BlackLine
Kimberly Uberti
Kimberly.uberti@blackline.com

Investor Relations Contact:
BlackLine
Alexandra Geller
Alex.geller@blackline.com

BlackLine, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$367,413	$120,232
Marketable securities	175,206	487,515
Accounts receivable, net of allowance	111,270	102,829
Prepaid expenses and other current assets	20,226	12,830
Total current assets	674,115	723,406
Capitalized software development costs, net	15,690	10,032
Property and equipment, net	13,239	13,024
Intangible assets, net	46,674	17,520
Goodwill	289,710	185,138
Operating lease right-of-use assets	8,708	12,549
Other assets	65,369	52,883
Total assets	$1,113,505	$1,014,552

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Accounts payable	$3,150	$7,401
Accrued expenses and other current liabilities	35,958	30,098
Deferred revenue	191,137	162,552
Short-term portion of operating lease liabilities	4,147	4,938
Short-term portion of contingent consideration	7,938	2,008
Total current liabilities	242,330	206,997
Operating lease liabilities	7,356	10,606
Convertible senior notes, net	407,032	384,343
Contingent consideration	15,552	4,354
Deferred tax liabilities	6,566	4,571
Deferred revenue, noncurrent	75	163
Total liabilities	678,911	611,034

Redeemable non-controlling interest (a)	12,524	4,905

Stockholders' equity:
Common stock	577	559
Additional paid-in capital	622,768	561,275
Accumulated other comprehensive income	376	377
Accumulated deficit	(201,651)	(163,598)
Total stockholders' equity	422,070	398,613

Total liabilities, redeemable non-controlling interest, and stockholders' equity	$1,113,505	$1,014,552

(a) During the third quarter of 2020, the Company identified prior-period errors in the calculation of its adjustment to redeemable non-controlling interest of $0.9 million at December 31, 2019. The Company corrected the cumulative prior-period error at September 30, 2020, which reduced the carrying value of the redeemable non-controlling interest.

BlackLine, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues
Subscription and support	$89,782	$74,796	$328,559	$272,447
Professional services	5,928	5,462	23,178	16,529
Total revenues	95,710	80,258	351,737	288,976
Cost of revenues
Subscription and support	13,211	10,859	47,919	44,968
Professional services	5,971	4,262	21,053	14,007
Total cost of revenues	19,182	15,121	68,972	58,975
Gross profit	76,528	65,137	282,765	230,001
Operating expenses
Sales and marketing	45,382	43,949	174,581	158,837
Research and development	18,041	10,312	56,464	43,006
General and administrative	20,297	15,613	71,611	56,057
Total operating expenses	83,720	69,874	302,656	257,900
Loss from operations	(7,192)	(4,737)	(19,891)	(27,899)
Other income (expense)
Interest income	360	2,538	4,502	6,128
Interest expense	(5,971)	(5,644)	(23,311)	(8,650)
Other expense, net	(5,611)	(3,106)	(18,809)	(2,522)
Loss before income taxes	(12,803)	(7,843)	(38,700)	(30,421)
Provision for (benefit from) income taxes	(169)	869	702	1,725
Net loss	(12,634)	(8,712)	(39,402)	(32,146)
Net loss attributable to non-controlling interest	(268)	(466)	(1,349)	(1,444)
Adjustment attributable to non-controlling interest (a)	4,619	940	8,858	1,833
Net loss attributable to BlackLine, Inc. (a)	$(16,985)	$(9,186)	$(46,911)	$(32,535)

Basic net loss attributable to BlackLine, Inc. per share:
Basic net loss attributable to BlackLine, Inc. per share (a)	$(0.30)	$(0.16)	$(0.83)	$(0.59)
Shares used to calculate basic net loss per share	57,468	55,781	56,832	55,320
Diluted net loss attributable to BlackLine, Inc. per share:
Diluted net loss attributable to BlackLine, Inc. per share (a)	$(0.30)	$(0.16)	$(0.83)	$(0.59)
Shares used to calculate diluted net loss per share	57,468	55,781	56,832	55,320

(a) During the third quarter of 2020, the Company identified that, commencing in 2019, it had incorrectly calculated its quarterly adjustment to the carrying value of its redeemable non-controlling interest with a corresponding impact to net loss attributable to BlackLine, Inc., adjustment attributable to non-controlling interest, and basic and diluted net loss per share attributable to BlackLine, Inc. Such errors resulted in the $0.5 million ($0.01 per diluted share) and $0.9 million ($0.02 per diluted share) overstatement of net loss attributable to BlackLine, Inc. for the quarter and year ended December 31, 2019, respectively. The Company corrected the cumulative impact of such prior-period errors as an out-of-period adjustment in the quarter ended September 30, 2020.

BlackLine, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to BlackLine, Inc.	$(16,985)	$(9,186)	$(46,911)	$(32,535)
Net loss and adjustment attributable to redeemable non-controlling interest	4,351	474	7,509	389
Net loss	(12,634)	(8,712)	(39,402)	(32,146)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,277	4,471	20,892	21,274
Change in fair value of contingent consideration	176	(267)	28	46
Amortization of debt discount and issuance costs	5,815	5,487	22,689	8,410
Stock-based compensation	14,292	9,447	49,690	34,052
Noncash lease expense	1,096	1,336	4,653	5,013
(Accretion) amortization of purchase discounts/premiums on marketable securities, net	176	(1,288)	(157)	(2,161)
Net foreign currency (gains) losses	52	(73)	(223)	65
Deferred income taxes	(560)	577	(381)	1,314
Provision for (benefit from) doubtful accounts receivable	(41)	—	332	157
Changes in operating assets and liabilities
Accounts receivable	(17,290)	(20,507)	(5,733)	(27,962)
Prepaid expenses and other current assets	(2,168)	(1,905)	(5,311)	1,224
Other assets	(6,760)	(6,782)	(12,444)	(16,429)
Accounts payable	210	4,835	(4,359)	3,244
Accrued expenses and other current liabilities	4,107	4,745	3,075	5,789
Deferred revenue	23,341	18,393	26,397	33,364
Operating lease liabilities	(1,277)	(1,533)	(5,011)	(5,530)
Net cash provided by operating activities	14,812	8,224	54,735	29,724

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(149,969)	(472,416)	(266,369)	(565,675)
Proceeds from maturities of marketable securities	64,709	54,500	525,691	149,638
Proceeds from sales of marketable securities	27,074	—	53,033	17,279
Capitalized software development costs	(2,740)	(1,309)	(10,578)	(5,060)
Purchases of property and equipment	(3,998)	(1,171)	(6,513)	(4,632)
Purchases of intangible assets	—	—	(2,333)	—
Acquisition, net of cash acquired	—	—	(119,337)	—
Cash acquired from acquisition	2,096	—	—	—
Net cash provided by (used in) investing activities	(62,828)	(420,396)	173,594	(408,450)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	—	—	487,163
Purchase of capped calls related to convertible senior notes	—	—	—	(46,150)
Proceeds from employee stock purchase plan	3,364	2,743	6,972	5,295
Proceeds from exercises of stock options	6,351	2,200	20,638	10,571
Acquisition of common stock for tax withholding obligations	(2,058)	(568)	(8,186)	(3,940)
Financed purchases of property and equipment	(168)	(113)	(562)	(427)
Net cash provided by financing activities	7,489	4,262	18,862	452,512

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	90	(47)	220	261
Net increase (decrease) in cash, cash equivalents, and restricted cash	(40,437)	(407,957)	247,411	74,047
Cash, cash equivalents, and restricted cash, beginning of period	408,350	528,459	120,502	46,455
Cash, cash equivalents, and restricted cash, end of period	$367,913	$120,502	$367,913	$120,502

Cash and cash equivalents at end of period	$367,413	$120,232	$367,413	$120,232
Restricted cash included within prepaid expenses and other current assets at end of period	227	20	227	20
Restricted cash included within other assets at end of period	273	250	273	250
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$367,913	$120,502	$367,913	$120,502

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Non-GAAP Gross Profit
Gross profit	$76,528	$65,137	$282,765	$230,001
Amortization of acquired developed technology	665	175	1,192	4,797
Stock-based compensation	1,996	1,336	6,896	4,814
Total Non-GAAP Gross Profit	$79,189	$66,648	$290,853	$239,612
Gross margin	80.0%	81.2%	80.4%	79.6%
Non-GAAP gross margin	82.7%	83.0%	82.7%	82.9%

Non-GAAP Operating Income:
Loss from operations	$(7,192)	$(4,737)	$(19,891)	$(27,899)
Amortization of intangible assets	2,892	1,543	7,679	10,265
Stock-based compensation	14,292	9,447	49,690	34,052
Change in fair value of contingent consideration	176	(267)	28	46
Acquisition-related costs	2,946	—	4,736	—
Legal settlement gains	—	—	—	(380)
Shelf offering costs	—	—	—	212
Total non-GAAP operating income	$13,114	$5,986	$42,242	$16,296

Non-GAAP Net Income Attributable to BlackLine, Inc.
Net loss attributable to BlackLine, Inc. (a)	$(16,985)	$(9,186)	$(46,911)	$(32,535)
Provision for (benefit from) income taxes	(616)	55	(669)	90
Amortization of intangible assets	2,892	1,543	7,679	10,265
Stock-based compensation	14,292	9,447	49,690	34,052
Amortization of debt discount and issuance costs	5,815	5,487	22,689	8,410
Change in fair value of contingent consideration	176	(267)	28	46
Acquisition-related costs	2,946	—	4,736	—
Legal settlement gains	—	—	—	(380)
Shelf offering costs	—	—	—	212
Adjustment to redeemable non-controlling interest (a)	4,619	940	8,858	1,833
Total non-GAAP net income attributable to BlackLine, Inc.	$13,139	$8,019	$46,100	$21,993
Basic non-GAAP net income attributable to BlackLine, Inc. per share:
Basic non-GAAP net income attributable to BlackLine, Inc. per share	$0.23	$0.14	$0.81	$0.40
Shares used to calculate basic non-GAAP net income per share	57,468	55,781	56,832	55,320
Diluted non-GAAP net income attributable to BlackLine, Inc. per share:
Diluted non-GAAP net income attributable to BlackLine, Inc. per share	$0.21	$0.14	$0.76	$0.37
Shares used to calculate diluted non-GAAP net income per share	62,023	59,153	60,841	58,739

	Quarter Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$45,382	$43,949	$174,581	$158,837
Amortization of intangible assets	(1,750)	(968)	(4,655)	(3,872)
Stock-based compensation	(5,901)	(4,315)	(21,546)	(15,389)
Total non-GAAP sales and marketing expense	$37,731	$38,666	$148,380	$139,576

Non-GAAP Research and Development Expense:
Research and development expense	$18,041	$10,312	$56,464	$43,006
Stock-based compensation	(2,480)	(1,098)	(7,398)	(4,729)
Total non-GAAP research and development expense	$15,561	$9,214	$49,066	$38,277

Non-GAAP General and Administrative Expense:
General and administrative expense	$20,297	$15,613	$71,611	$56,057
Amortization of intangible assets	(477)	(400)	(1,832)	(1,596)
Stock-based compensation	(3,915)	(2,698)	(13,850)	(9,120)
Change in fair value of contingent consideration	(176)	267	(28)	(46)
Acquisition-related costs	(2,946)	—	(4,736)	—
Legal settlement gains	—	—	—	380
Shelf offering costs	—	—	—	(212)
Total non-GAAP general and administrative expense	$12,783	$12,782	$51,165	$45,463

Total Non-GAAP Operating Expenses	$66,075	$60,662	$248,611	$223,316

Free Cash Flow
Net cash provided by operating activities	$14,812	$8,224	$54,735	$29,724
Capitalized software development costs	(2,740)	(1,309)	(10,578)	(5,060)
Purchases of property and equipment	(3,998)	(1,171)	(6,513)	(4,632)
Financed purchases of property and equipment	(168)	(113)	(562)	(427)
Purchases of intangible assets	—	—	(2,333)	—
Free cash flow	$7,906	$5,631	$34,749	$19,605

(a) During the third quarter of 2020, the Company identified that commencing in 2019 it had incorrectly calculated its quarterly adjustment to the carrying value of its redeemable non-controlling interest with a corresponding impact to net loss attributable to BlackLine, Inc., adjustment attributable to non-controlling interest, and basic and diluted net loss per share attributable to BlackLine, Inc. Such errors resulted in the $0.5 million ($0.01 per diluted share) and $0.9 million ($0.02 per diluted share) overstatement of net loss attributable to BlackLine, Inc. for the quarter and year ended December 31, 2019, respectively. The Company corrected the cumulative impact of such prior-period errors as an out-of-period adjustment in the quarter ended September 30, 2020.